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                                                                  EXHIBIT 10.1.1

                                AMENDMENT NO. 1
                                       TO
           AMENDED AND RESTATED EMPLOYEE INCENTIVE STOCK OPTION PLAN

                              JUST FOR FEET, INC.


    WHEREAS, the Board of Directors of Just For Feet, Inc. (the "Company") has previously adopted, and the stockholders of the Corporation have approved, the 1997 Employee Incentive Plan, as amended (the "Plan") pursuant to which various types of incentive awards may be issued to eligible directors, officers, employees, consultants and advisors of the Corporation; and

    WHEREAS, the Board of Directors of the Corporation deems it desirable to amend the Plan so as to increase the number of shares available for issuance pursuant to awards granted under the Plan;

    NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                   ARTICLE I

                               AMENDMENT TO PLAN

    1.1 Section 3 of the Plan shall be amended by deleting the first sentence such section in its entirety and substituting therefor the following:

         "The total number of shares of stock reserved and available for distribution under the Plan shall be 2,900,000."


                                   ARTICLE II

                          EFFECTIVE DATE OF AMENDMENT

    2.1 The amendment effected hereby shall be effective for options granted under the Plan to eligible employees on or after the date this amendment is approved by the Board of Directors of the Corporation, but subject to approval of a majority of the shares of Common Stock of the Corporation entitled to vote thereon represented in person and by proxy at a meeting of stockholders. In the event stockholder approval of adoption of this amendment is not obtained within twelve months of the date this amendment is approved by the Board of Directors of the Corporation, then any option granted in the intervening period to eligible employees shall be void.